ADVISORY AGREEMENT

     THIS AGREEMENT is entered into as of April 9, 1998 by and between AMERICA FIRST MORTGAGE INVESTMENTS INC., a Maryland corporation (the "COMPANY"), and AMERICA
FIRST MORTGAGE ADVISORY CORPORATION, a Maryland corporation (the "ADVISOR").

                 W I T N E S S E T H:

     WHEREAS, the Company is a newly-formed corporation that intends to qualify as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "CODE");

     WHEREAS, the Company, directly or through its Subsidiaries, invests in adjustable-rate Mortgage
Securities, Mortgage Loans and other real estate related investments meeting the investment criteria established from time to time by its Board of Directors
(collectively, "MORTGAGE ASSETS"); and

     WHEREAS, the Company desires to retain the Advisor to manage the operations and investments of the Company and its Subsidiaries and to perform administrative services for the Company and its Subsidiaries, each in the manner and on the terms set forth in this Agreement.

     NOW THEREFORE, in consideration of the mutual agreements herein set forth, the parties hereto agree as follows:

     SECTION 1.  DEFINITIONS.  Capitalized terms used
herein shall have the respective meanings assigned them in this Section 1:


     (a) "Agreement" means this Advisory Agreement between the Company and the Advisor, as amended from time to time.

     (b)  "Closing Date" means April 9, 1998.

     (c) "Common Stock" means the common stock, par value $0.01 per share, of the Company.

     (d) "Governing Instruments" means the articles of incorporation and bylaws, in the case of a corporation, the limited liability company agreement, in the case of a limited liability company and the partnership agreement, in the case of a partnership.

     (e) "Independent Directors" means those members of the Board of Directors of the Company who are neither executive officers of the Company nor executive officers or directors of the Advisor.

     (f) "Mortgage Loans" means mortgage loans that are eligible for inclusion in a pool that would collateralize Mortgage Securities.

     (g) "Mortgage Securities" means mortgaged-backed securities, including adjustable- rate securities and private-issue securities.

     (h) "Net Income" means the net income of the Company determined in accordance with GAAP before the Advisor's incentive compensation, the deduction for dividends paid and any net operating loss deductions arising from losses in prior periods. The Company's interest expenses for borrowed money shall be deducted in calculating Net Income.

     (i)  "Qualified REIT Subsidiary" means a
corporation 100% of the stock of which is held by the Company at all times during the existence of the corporation, consistent with the definition of Qualified REIT Subsidiary in Section 856(i)(2) of the
Code.

     (j) "Return on Equity" for any period means that amount produced by dividing the Company's Net Income for such period by its Stockholder's Equity for such period. For purposes of calculating the incentive compensation payable to the Advisor, Return on Equity is not related to the actual distributions received by stockholders.

     (k) "Stockholders' Equity" means the excess of total assets of the Company minus its total liabilities as determined in accordance with GAAP.

     (l) "Subsidiary" shall mean any corporation, whether now existing or in the future established, of which the Company, directly or indirectly, owns more than 50% of the outstanding voting securities of any class or classes, any business trust, partnership or similar non-corporate form in which the Company, directly or indirectly, owns more than 50% of the beneficial interests.

     (m) "Ten-Year US Treasury Rate" means the average of the weekly average yield to maturity for U.S.
Treasury securities (adjusted to a constant maturity of ten years) as published weekly by the Federal Reserve
Board during a quarter.

     SECTION 2.  GENERAL DUTIES OF THE ADVISOR.
Subject to the supervision of the Board of Directors, the Advisor shall provide services to the Company, and to the extent directed by the Board of Directors, shall provide similar services to any Subsidiary of the Company as follows:

     (a) administer the day-to-day operations of the Company and its Subsidiaries and perform or supervise the performance of such administrative functions necessary in the management of the Company and its

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


Subsidiaries as may be agreed upon by the Advisor and the Board of Directors including, without limitation, collection of revenues and payment of expenses, debts and obligations and maintenance of appropriate computer services to provide such administrative functions;

     (b)  serve as the Company's consultant with
respect to formulation of investment criteria and preparation of policy guidelines by the Board of Directors ("GUIDELINES");

     (c) represent the Company in connection with the purchase, accumulation, financing and securitization of Mortgage Assets;

     (d) furnish reports and statistical and economic research to the Company regarding the investments, activities and results of operations of the Company and its Subsidiaries and the services performed for the Company and its Subsidiaries by the Advisor;

     (e) monitor and provide to the Board of Directors on an on-going basis price information and other data regarding the market maintained by certain nationally recognized dealers in Mortgage Assets identified by the Board of Directors from time to time, and provide data and advice to the Board of Directors in connection with the selection and identification of such dealers;

     (f) communicate on behalf of the Company with the holders of equity and debt securities of the Company as required to satisfy the continuous reporting and other requirements of any governmental or regulatory bodies or agencies and maintain effective relations with such holders of the Company's securities;

     (g) to the extent not otherwise subject to an agreement executed by the Company, designate a servicer for those Mortgage Loans sold to the Company by originators or sellers that have elected not to service such loans and arrange for the monitoring and administering of such servicers;

     (h) counsel the Company in connection with policy decisions to be made by the Board of Directors;

     (i) upon request by, and in accordance with the directions of, the Board of Directors, invest or reinvest any money of the Company;

     (j) engage in hedging activities on behalf of the Company or any of its Subsidiaries consistent with the Company's qualification as a REIT and any other directions of the Board of Directors;

     (k)  arrange for the issuance of Mortgage
Securities from pools of Mortgage Loans acquired by the Company and its Subsidiaries, and provide to the Company directly or through another appropriate party all services in connection with the creation of Mortgage Securities including:

               (i)  serving as consultant with respect
            to the structuring of each series of
            Mortgage Securities;

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


               (ii) negotiating the rating requirements
            with rating agencies with respect to the rating of each series of Mortgage
            Securities;

               (iii)     accumulating and reviewing all
            Mortgage Loans which may secure or
            constitute the mortgage pool for each
            series of Mortgage Securities;

               (iv) negotiating all agreements and
            credit enhancements with respect to each series of Mortgage Securities;

               (v)  issuing commitments on behalf of
            the Company and its Subsidiaries to
            purchase Mortgage Loans to be used to
            secure or constitute the mortgage pool for each series of Mortgage Securities;

               (vi) organizing and administering all
            activities in connection with the closing of each series of Mortgage Securities, including all negotiations and agreements with underwriters, trustees, servicers, master servicers and other parties; and

               (vii)     performing such other services
            as may be required from time to time for completing the creation of each series of Mortgage Securities;

     (l) provide to the Company directly or through another appropriate party all services in connection with the administration of each series of Mortgage
Securities created by the Company;

     (m) provide the executive and administrative personnel and services required in rendering the foregoing services to the Company and its Subsidiaries;


     (n) supervise compliance with REIT provisions of the Code and maintain exemption from the Investment
Company Act of 1940, as amended;

     (o) qualify and cause the Company to qualify to do business in all applicable jurisdictions;

     (p)  cause the Company to retain qualified
accountants and tax experts for at least a two year period to assist in developing appropriate accounting procedures and testing systems and conducting quarterly compliance reviews;

     (q) comply with and use its best efforts to cause the Company to comply with all applicable laws; and

     (r) as approved and directed by the Board of Directors, perform such other services as may be required from time to time for management and other activities relating to the assets of the Company and its Subsidiaries as the Advisor shall deem appropriate under the particular circumstances.

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


     SECTION 3.  ADDITIONAL ACTIVITIES OF ADVISOR.
Nothing herein shall prevent the Advisor or any of its affiliates from engaging in other businesses or from rendering services of any kind to any other person or entity, including investment in or advisory service to others investing in any type of real estate investment, including investments which meet the principal investment objectives of the Company and its Subsidiaries. Directors, officers, employees and agents of the Advisor or affiliates of the Advisor may serve as directors, officers, employees, agents, nominees or signatories for the Company or any of its Subsidiaries, to the extent permitted by its Governing
Instruments, as from time to time amended, or by any resolutions duly adopted by the Board of Directors pursuant to the Company's Governing Instruments. When executing documents or otherwise acting in such capacities for the Company, such persons shall use their respective titles in the Company.

     SECTION 4.  BANK ACCOUNTS.  At the direction of
the Board of Directors, the Advisor may establish and maintain one or more bank accounts in the name of the Company or any of its Subsidiaries, and may collect and deposit into any such account or accounts, and disburse funds from any such account or accounts, under such terms and conditions as the Board of Directors may approve; and the Advisor shall from time to time render appropriate accounting of such collections and payments to the Board of Directors and, upon request, to the auditors of the Company or any of its Subsidiaries.

     SECTION 5.  RECORDS; CONFIDENTIALITY.  The Advisor
shall maintain appropriate books of account and records relating to services performed hereunder, and such books of account and records shall be accessible for inspection by representatives of the Company or any of its Subsidiaries at any time during normal business hours. The Advisor shall keep confidential any and all information it obtains from time to time in connection with the services it renders under this Agreement and shall not disclose any portion thereof to non-affiliated third parties except with the prior written consent of the Company or any of its Subsidiaries.

     SECTION 6.  OBLIGATIONS OF ADVISOR.

     (a) The Advisor shall require each seller or transferor of Mortgage Assets to the Company to make such representations and warranties regarding such Mortgage Assets as may, in the judgment of the Advisor, be necessary and appropriate. In addition, the Advisor shall take such other action as it deems necessary or appropriate with regard to the protection of the Company's Mortgage Assets and other investments.

     (b) The Advisor shall refrain from any action which, in its sole judgment made in good faith, would adversely affect the status of the Company as a REIT or, if applicable, any of its Subsidiaries as either a Qualified REIT Subsidiary or a partnership for federal income tax purposes or which, in its sole judgment made in good faith, would violate any law, rule or regulation of any governmental or regulatory body or agency having jurisdiction over the Company or any such Subsidiary or which would otherwise not be permitted by the Company's or any such Subsidiary's Governing
Instruments. If the Advisor is ordered to take any such action by the Board of Directors, the Advisor shall promptly notify the Board of Directors of the Advisor's judgment that such action would adversely affect the status of the Company or any of its Subsidiaries under the Code or violate any such law, rule or regulation or the Governing Instruments.
Notwithstanding the foregoing, the Advisor, its

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


directors, officers, stockholders and employees shall not be liable to the Company, any Subsidiary of the Company, the Independent Directors or the Company's or any Subsidiary's stockholders for any act or omission by the Advisor, its directors, officers, stockholders or employees except as provided in Section 11 of this Agreement.

     SECTION 7.  COMPENSATION.

     (a) The Company shall pay to the Advisor, for services rendered under this Agreement, an annual base management fee in an amount equal to 1.10% of the first
$300 million of Stockholders' Equity of the Company, plus .80% of the portion of Stockholders' Equity of the Company above $300 million, payable each month (pro rated based on the number of days elapsed during any partial month) in arrears, commencing with the month in which the Closing Date occurs. The base management fee shall be calculated by the Advisor within 15 days after the end of each month, and such calculation shall be promptly delivered to the Company. The Company shall pay the base management fee payable pursuant to this
Section 7(a) for each month within 30 days after the end of each month.

     (b) If the Company's annualized Return on Equity for any fiscal quarter (computed by multiplying the Return on Equity for such fiscal quarter by four) is in excess of the Ten-Year U.S. Treasury Rate plus 1%, the Company shall pay the Advisor as incentive compensation for such quarter an amount equal to 20% of the dollar amount by which the annualized Return on Equity of the Company for such fiscal quarter exceeds the amount necessary to provide an annualized Return on Equity equal to the Ten-Year U.S. Treasury Rate plus 1%. The
Advisor shall compute the incentive compensation payable under this Section 7(b) within 45 days after the end of each fiscal quarter. The Company shall pay the incentive compensation with respect to each fiscal quarter within 15 days following the delivery to the Company of the Advisor's written statement setting forth the computation of the incentive fee for such quarter.

     (c)  If loans are made to the Company by an
affiliate of the Advisor, the maximum amount of interest that may be charged by such affiliate shall be the prime rate publicly announced by Citibank, N.A.
from time to time plus 1% per year.

     SECTION 8.  EXPENSES OF THE COMPANY.  The Company
or any of its Subsidiaries shall pay all of its expenses and shall reimburse the Advisor for documented expenses of the Advisor incurred on its behalf.
Notwithstanding the foregoing, the Advisor shall be responsible for paying the compensation of the Company's officers and other personnel required for the Company's day-to-day operations.

     SECTION 9.  REIMBURSEMENT OF EXPENSES INCURRED BY
THE ADVISOR.

     Expenses incurred by the Advisor on behalf of the Company shall be reimbursed monthly to the Advisor within 30 days after the end of each month. The
Advisor shall prepare a statement documenting the expenses of the Company and those incurred by the Advisor on behalf of the Company during each month, and shall deliver such statement to the Company within 15 days after the end of each month.

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


     SECTION 10.  MONITORING SERVICING.  The Advisor
will monitor and administer the servicing of the Company's Mortgage Loans, other than those Mortgage
Loans pooled to back Mortgage Securities. Such monitoring and administrative services will include, but not be limited to, the following activities:
serving as the Company's consultant with respect to the servicing of Mortgage Loans; collection of information and submission of reports pertaining to the Mortgage
Loans and to moneys remitted to the Advisor or the Company by servicers; periodic review and evaluation of the performance of each servicer to determine its compliance with the terms and conditions of the Servicing Agreement and, if deemed appropriate, recommending to the Company the termination of such Servicing Agreement; acting as a liaison between servicers and the Company and working with servicers to the extent necessary to improve their servicing performance; review of and recommendations as to fire losses, easement problems and condemnation, delinquency and foreclosure procedures with regard to the Mortgage
Loans; review of servicers' delinquency, foreclosing and other reports on Mortgage Loans; supervising claims filed under any mortgage insurance policies; and enforcing the obligation of any servicer to repurchase
Mortgage Loans from the Company. The Advisor may enter into subcontracts with other parties, including its affiliates, to provide any such services for the Advisor.

     SECTION 11.  LIMITS OF ADVISOR RESPONSIBILITY.

     (a) The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith and shall not be responsible for any action of the Board of Directors in following or declining to follow any advice or recommendations of the Advisor, including as set forth in Section 6(b) of this Agreement. The Advisor and its directors, officers, stockholders and employees will not be liable to the Company, any of its Subsidiaries, the Independent Directors or the Company's or its Subsidiary's stockholders for any acts or omissions by the Advisor, its directors, officers, stockholders or employees under or in connection with this Agreement, except by reason of acts or omissions constituting bad faith, willful misconduct, gross negligence or reckless disregard of their duties. The Company or its Subsidiary shall reimburse, indemnify and hold harmless the Advisor and its stockholders, directors, officers and employees of and from any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever (including, without limitation, reasonable attorneys' fees) in respect of or arising from any acts or omissions of the Advisor or its stockholders, directors, officers and employees made in good faith in the performance of the Advisor's duties under this Agreement and not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties.

     (b) The Advisor shall reimburse, indemnify and hold harmless the Company, any Subsidiary, or any of their stockholders, directors, officers and employees from any and all expenses, losses, damages, liabilities, demands, charges and claims (including, without limitation, reasonable attorneys' fees) arising out of any intentional misstatements of fact made by the Advisor in connection with this Agreement and the services to be rendered hereunder.

     SECTION 12.  NO JOINT VENTURE.  The Company and
the Advisor are not partners or joint venturers with each other and nothing herein shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.

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

     SECTION 13.  TERM.  This Agreement shall commence
on the Closing Date and shall continue in force for a period of five years and thereafter it may be extended only with the consent of the Advisor and by the affirmative vote of a majority of the Board of Directors, including a majority of the Independent
Directors. Each extension shall be executed in writing by the parties hereto before the expiration of this Agreement or any extension thereof. Each such extension shall be effective for a period corresponding to the fiscal year of the Company, but in no case exceeding one year.

     SECTION 14.  TERMINATION BY COMPANY FOR CAUSE.  At
the option of the Company, this Agreement or any extension hereof shall be and become terminated upon 60 days' written notice of termination from the Board of Directors to the Advisor if any of the following events shall occur:

     (a) if the Advisor shall materially breach any provision of this Agreement and, after notice of such breach, shall not cure such breach within 30 days; or

     (b)  there is entered an order for relief or
similar decree or order with respect to the Advisor by a court having competent jurisdiction in an involuntary case under the federal bankruptcy laws as now or hereafter constituted or under any applicable federal or state bankruptcy, insolvency or other similar laws;
or the Advisor (i) ceases or admits in writing its inability to pay its debts as they become due and payable, or makes a general assignment for the benefit of, or enters into any composition or arrangement with, creditors, (ii) applies for or consents (by admission of material allegations of a petition or otherwise) to the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) for itself or for any substantial part of its assets or authorizes such an application or consent,
(iii) authorizes or files a voluntary petition in bankruptcy, or applies for or consents (by admission of material allegations of a petition or otherwise) to the application of any bankruptcy, reorganization, arrangement, readjustment of debt, insolvency, dissolution, liquidation or other similar law of any jurisdiction, or authorizes such application or consent, or (iv) permits or suffers all or any substantial part of its assets to be sequestered or attached by court order and the order remains undismissed for 30 days; or proceedings seeking the appointment of a receiver, trustee, assignee, custodian, liquidator or sequestrator (or other similar official) for the Advisor or for any substantial part of its assets are commenced without authorization, consent or application against the Advisor and continue undismissed for 30 days; or proceedings to sequester or attach all or any substantial part of the Advisor's assets are instituted against the Advisor without authorization, consent and application and are approved as properly instituted and remain undismissed for 30 days or result in adjudication of bankruptcy or insolvency.

If any of the events specified in this Section 14 shall occur, the Advisor shall give prompt written notice thereof to the Board of Directors upon the happening of such event.

     SECTION 15.  TERMINATION WITHOUT CAUSE.  Either
party may terminate this Agreement without cause upon 60 days prior written notice, by (i) in the case of termination by the Company, a majority vote of the Independent Directors or by a vote of the holders of a majority of the outstanding shares of the Company's
Common Stock, and (ii), in the case of termination by the Advisor, by a majority vote of the Board of Directors of the Advisor. In the event this Agreement is terminated by the Company without cause, or in the event this Agreement is not renewed by the Company without cause, the Company, in addition to its obligations under Section 17, shall pay the Advisor a termination or non-renewal fee determined by an independent appraisal. Such appraisal shall be conducted by a nationally-recognized appraisal firm mutually agreed upon by the parties and the costs of such appraisal shall be borne equally by the parties.
If the parties are unable to agree upon such appraisal firm within 30 days following notice of termination or, in the event of non-renewal, the termination date, then each party shall as soon as reasonably practicable, but in no event more than 45 days following notice of termination or, in the event of non-renewal, the termination date, choose a nationally-recognized independent appraisal firm to conduct an appraisal. In such event, (i) the termination fee shall be deemed to be the average of the appraisals as conducted by each party's chosen appraiser and (ii) each party shall pay the costs of its appraiser so chosen. Any appraisal conducted hereunder shall be performed no later than 45 days following selection of the appraiser or appraisers.

     SECTION 16.  ASSIGNMENTS.

     (a) Except as set forth in Section 16(b) of this Agreement, this Agreement shall terminate automatically in the event of its assignment, in whole or in part, by the Advisor, unless such assignment is consented to in writing by the Company with the approval of a majority of the Independent Directors. Any such assignment shall bind the assignee hereunder in the same manner as the Advisor is bound. In addition, the assignee shall execute and deliver to the Company a joinder agreement to this Agreement naming such assignee as Advisor.
This Agreement shall not be assigned by the Company without the prior written consent of the Advisor, except in the case of assignment by the Company to a REIT or other organization which is a successor (by merger, consolidation or purchase of assets) to the Company, in which case such successor organization shall be bound hereunder and by the terms of such assignment in the same manner as the Company is bound hereunder.

     (b)  Notwithstanding any provision of this
Agreement, the Advisor may subcontract and assign any or all of its responsibilities under Sections 2(k), 2(l) and 10 of this Agreement to any of its affiliates, and the Company hereby consents to any such assignment and subcontracting.

     SECTION 17.  ACTION UPON TERMINATION.  From and
after the effective date of termination of this Agreement, pursuant to Sections 14, 15 or 16 of this Agreement, the Advisor shall not be entitled to compensation for further services hereunder, but shall be paid all compensation accruing to the date of termination, including deferred incentive compensation which is recoverable in accordance with Section 7(c) of this Agreement. Upon such termination, the Advisor shall forthwith:

     (a) after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled, pay over to the Company or any of its

Subsidiaries all money collected and held for the account of the Company or any of its Subsidiaries pursuant to this Agreement;

     (b) deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors with respect to the Company or any of its Subsidiaries; and

     (c)  deliver to the Board of Directors all
property and documents of the Company or any of its Subsidiaries then in the custody of the Advisor.

     SECTION 18.  RELEASE OF MONEY OR OTHER PROPERTY
UPON WRITTEN REQUEST. The Advisor agrees that any money or other property of the Company or any of its Subsidiaries held by the Advisor under this Agreement shall be held by the Advisor as custodian for the Company or any such Subsidiary, and the Advisor's records shall be appropriately marked clearly to reflect the ownership of such money or other property by the Company or any such Subsidiary. Upon the receipt by the Advisor of a written request signed by a duly authorized officer of the Company requesting the Advisor to release to the Company or any of its Subsidiaries any money or other property then held by the Advisor for the account of the Company or any of its Subsidiaries under this Agreement, the Advisor shall release such money or other property to the Company or any of its Subsidiaries within a reasonable period of time, but in no event later than 60 days following such request. The Advisor shall not be liable to the Company, any Subsidiary of the Company, the Independent Directors, or the Company's or its Subsidiary's stockholders for any acts performed or omissions to act by the Company or any of its Subsidiaries in connection with the money or other property released to the Company or any of its Subsidiaries in accordance with this Section 18. The
Company and any of its Subsidiaries shall indemnify the Advisor, its directors, officers, stockholders and employees against any and all expenses, losses, damages, liabilities, demands, charges and claims of any nature whatsoever, which arise in connection with the Advisor's release of such money or other property to the Company or any of its Subsidiaries in accordance with the terms of this Section 18. Indemnification pursuant to this provision shall be in addition to any right of the Advisor to indemnification under Section
11 of this Agreement.

      SECTION 19.  REPRESENTATIONS AND WARRANTIES.

     (a) The Company hereby represents and warrants to the Advisor as follows:

          (i)  The Company is duly incorporated,
validly existing and in good standing under the laws of Maryland, has full corporate power and authority to own its assets and to transact the business in which it is now engaged and is duly qualified or registered as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole.
The Company does not do business under any fictitious business name.

          (ii) The Company has the corporate power and authority to execute, deliver and perform this

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

Agreement and all obligations required hereunder and has taken all necessary corporate action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No consent of any other person including, without limitation, stockholders and creditors of the Company, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental or regulatory authority or agency is required by the Company in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been, and each instrument or document required hereunder will be, executed and delivered by a duly authorized officer of the Company, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws now or hereafter in effect relating to the rights and remedies of creditors generally, and general principles of equity.

          (iii)     The execution, delivery and
performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Company, or any order, judgment, award or decree of any court, arbitrator or governmental or regulatory authority or agency binding on the Company, or the Governing Instruments of, or any securities issued by, the Company or any of its subsidiaries, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Company or any of its Subsidiaries is a party or by which the Company, any Subsidiary of the Company or any of their assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Company and its Subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of their property, assets or revenues pursuant to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

     (b) The Advisor hereby represents and warrants to the Company as follows:

          (i)  The Advisor is duly incorporated,
validly existing and in good standing under the laws of Maryland, has full corporate power and authority to own its assets and to transact the business in which it is now engaged and is duly qualified or registered to do business and is in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of the Advisor and its Subsidiaries, taken as a whole.
The Advisor does not do business under any fictitious business name.

          (ii) The Advisor has the corporate power and authority to execute, deliver and perform this Agreement and all obligations required hereunder and has taken all necessary partnership action to authorize this Agreement on the terms and conditions hereof and the execution, delivery and performance of this Agreement and all obligations required hereunder. No

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

consent of any other person including, without limitation, partners and creditors of the Advisor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental or regulatory authority or agency is required by the Advisor in connection with this Agreement or the execution, delivery, performance, validity or enforceability of this Agreement and all obligations required hereunder. This Agreement has been and each instrument or document required hereunder will be executed and delivered by a duly authorized agent of the Advisor, and this Agreement constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legally valid and binding obligation of the Advisor enforceable against the Advisor in accordance with its terms.

          (iii)     The execution, delivery and
performance of this Agreement and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on the Advisor, or any order, judgment, award or decree of any court, arbitrator, or governmental or regulatory authority or agency binding on the Advisor, or the partnership agreement of, or any securities issued by, the Advisor or any of its Subsidiaries, or any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which the Advisor or any of its Subsidiaries is a party or by which the Advisor or any Subsidiary of the Advisor or any of its assets may be bound, the violation of which would have a material adverse effect on the business operations, assets or financial condition of the Advisor and its Subsidiaries, taken as a whole, and will not result in, or require, the creation or imposition of any lien on any of their property, assets or revenues pursuant to the provisions of any such mortgage indenture, lease, contract or other agreement, instrument or undertaking.

      SECTION 20.  NOTICES.  Unless expressly provided
otherwise herein, all notices, request, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered against receipt or upon actual receipt of registered or certified mail, postage prepaid, return receipt requested. The parties may deliver to each other notice by electronically transmitted facsimile copies provided that such facsimile notice is followed within 24 hours by any type of notice otherwise provided for in this paragraph. Any notice shall be duly addressed to the parties as follows:


          (a)  If to the Company:

                    399 Park Avenue
                    New York, New York 10022
                    Attention: Stewart Zimmerman
                    Telephone: (212) 935-8760

                    with a copy given in the manner
                    prescribed above, to:

                    Rogers & Wells
                    200 Park Avenue
                    New York, New York  10166
                    Attention:  Jay L. Bernstein, Esq.
                    Telephone:  (212) 878-8223

          (b)  If to the Advisor:

                    399 Park Avenue
                    New York, New York 10022
                    Attention: Stewart Zimmerman
                    Telephone: (212) 935-8760

                    with a copy given in the manner
                    prescribed above, to:

                    Rogers & Wells
                    200 Park Avenue
                    New York, New York  10166
                    Attention:  Jay L. Bernstein, Esq.
                    Telephone:  (212) 878-8223

     Either party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section 20 for the giving of notice.

      SECTION 21.   BINDING NATURE OF AGREEMENT:
SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns as provided herein.

      SECTION 22.   ENTIRE AGREEMENT.  This Agreement
contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof.
The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This
Agreement may not be modified or amended other than by an agreement in writing.

      SECTION 23.   CONTROLLING LAW.  This Agreement
and all questions relating to its validity, interpretation, performance and enforcement shall be governed by and construed, interpreted and enforced in accordance with the laws of the State of Maryland, notwithstanding any Maryland or other conflict of law provisions to the contrary.

      SECTION 24.   SCHEDULES AND EXHIBITS.  All
Schedules and Exhibits referred to herein or attached hereto are hereby incorporated by reference into, and made a part of, this Agreement.

      SECTION 25.   NO WAIVER.  Neither the failure nor
any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

      SECTION 26.   TITLES NOT TO AFFECT
INTERPRETATION. The titles of paragraphs and subparagraphs contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.

      SECTION 27.   EXECUTION IN COUNTERPARTS.  This
Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

      SECTION 28.   PROVISIONS SEPARABLE.  The
provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others or them may be invalid or unenforceable in whole or in part.

      SECTION 29.   GENDER.  Words used herein
regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.

      SECTION 30.   COMPUTATION OF INTEREST.  Interest
will be computed on the basis of a 360-day year consisting of twelve months of thirty days each.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                      Company:

                      AMERICA FIRST MORTGAGE
                      INVESTMENTS, INC.
                      a Maryland corporation


                      By: /s/ Stewart Zimmerman
                         ------------------------


                         Name:  Stewart Zimmerman
                         Title: President and Chief
                                  Executive Officer


                      Advisor:

                      AMERICA FIRST MORTGAGE ADVISORY
                      CORPORATION
                      a Maryland corporation


                      By: /s/ Stewart Zimmerman
                         -------------------------

                         Name:   Stewart Zimmerman
                         Title:  President and Chief
                                   Executive Officer